Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-53007 and Registration Statement No. 33-61808 of Kentucky Power Company on Form S-3 of our reports dated February 25, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1996.


Deloitte & Touche LLP
Columbus, Ohio
March 25, 1997